THIRD AMENDMENT TO AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

        THIS THIRD AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of June 17, 2002, is entered into by and among LPAC Corp., a Delaware corporation (“LPAC”) as seller , Lennox Industries Inc., an Iowa corporation (“Lennox”), as master servicer, Blue Ridge Asset Funding Corporation, a Delaware corporation (“Blue Ridge”), as purchaser, and Wachovia Bank, National Association (f/k/a Wachovia Bank, N.A.), a national banking association (the “Administrative Agent”) as administrative agent. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement defined below.

        WHEREAS, the parties hereto have entered into that certain Amended and Restated Receivables Purchase Agreement, dated as of March 23, 2001 (as amended, supplemented or otherwise modified through the date hereof, the “Agreement”);

        WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

        NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

        Section 1.1      Amendments.

        The Agreement is, as of the Amendment Effective Date defined in Section 1.3 hereof, and subject to the satisfaction of the conditions precedent set forth in Section 1.3 hereof, hereby amended as follows:

        (a) Section 1.1 of the Agreement is hereby amended by adding the following sentence at the end thereto:

Notwithstanding anything to the contrary herein, the amount available for any Purchase hereunder shall be calculated based on the most recently delivered Information Package and not based on the most recently delivered Interim Information Package; provided, however that no Purchases shall be permitted hereunder if the calculations in any Interim Information Package delivered after the most recently delivered Information Package show that either (a) the Invested Amount would exceed the Purchase Limit or (b) the Asset Interest, expressed as a percentage of Net Pool Balance, would exceed the Allocation Limit.

        (b) Section 1.3(b) of the Agreement is hereby amended by deleting the words “after a Credit Event” where they appear in the fourth line therein.

        (c) Section 1.3(d) of the Agreement is hereby amended by adding the words “or Interim Information Package, as the case may be” after the words “Information Package” where they appear in the third and eleven and twelfth lines therein.

        (d) Section 1.4(c) of the Agreement is hereby amended and restated in it its entirety to read as follows:

(c) Frequency of Computation. The Asset Interest shall be computed (i) as provided in Section 3.1, as of the Cut-Off Date for each Collection Period, and (ii) on the Settlement Date following each Reporting Date, after giving effect to the payments made pursuant to Section 3.1. In addition, at any time, the Administrative Agent, on the Purchaser’s behalf, may require the Master Servicer to provide an interim report (an “Interim Information Package”), based on the information then available to the Master Servicer, for purposes of computing the Asset Interest or the Purchase Limit as of any other date, and the Master Servicer agrees to do so within five (5) (or three (3), if a Liquidation Event or a Credit Event has occurred and is continuing) Business Days of its receipt of the Administrative Agent’s request (such date, the “Interim Reporting Date”).

        (e) Section 3.1(a) of the Agreement is hereby amended by replacing the word "fifteenth" where it appears in the first line therein with the word "eighth."

        (f) Section 3.1(c)(iii) is hereby amended by inserting the words “and clause (iv) below” after the words “clause (ii) above” where they appear in the first line therein.

        (g) Section 3.1(c) of the Agreement is hereby amended by adding the following clauses (iv) and (v) to the end thereto:

(iv) On the Interim Reporting Date for each Interim Reporting Period, the Master Servicer shall compute, as of the related Interim Cut-Off Date and based upon the assumptions in the next sentence, (A) the Asset Interest, (B) the amount of the reduction or increase (if any) in the Asset Interest since the next preceding Cut-Off Date or Interim Cut-Off Date, (C) the excess (if any) of the Asset Interest over the Allocation Limit and (D) the excess (if any) of the Invested Amount over the Purchase Limit. Such calculations shall be based upon the assumptions that (A) the information in the Interim Information Package is correct and (B) Collections identified pursuant to Section 1.3(b) will be paid to the Administrative Agent, for the benefit of the Purchaser, on the Settlement Date for such Collection Period.

(v) If, according to the computations made pursuant to clause (iv) above, either (A) the Asset Interest exceeds the Allocation Limit or (B) the Invested Amount exceeds the Purchase Limit, then on the Interim Settlement Date for such Interim Reporting Period, the Master Servicer shall pay to the Administrative Agent, for the benefit of the Purchaser, (to the extent of Collections during the related Interim Reporting Period attributable to all Asset Tranches and not previously paid to the Administrative Agent) the amount necessary to reduce both (A) the Invested Amount to the Purchase Limit and (B) the Asset Interest to the Allocation Limit, subject, however, to the proviso to Section 1.3(c)(iv). Such payment shall be made out of amounts identified pursuant to Section 1.3 for such purpose and, to the extent such amounts were not so identified, the Seller hereby agrees to pay such amounts to the Master Servicer to the extent of Collections applied to Reinvestment under Section 1.3 during the relevant Interim Reporting Period.

        (h) Section 3.2(a)(i)(D) of the Agreement is hereby amended by inserting “or Interim Information Package” after the words “Information Package” where they appear in the second line therein.

        (i) Section 5.2(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

(f) a completed Information Package or Interim Information Package (if applicable) shall have been delivered by the Master Servicer to the Administrative Agent, on the Purchaser’s behalf, as of the applicable Reporting Date or Interim Reporting Date, as the case may be,

        (j) Section 6.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Organization and Good Standing; Ownership. Its jurisdiction of organization is correctly set forth in the preamble to this Agreement. It has been duly organized under the laws of such jurisdiction and is a “registered organization” as defined in the UCC in effect in such jurisdiction. It is validly existing as a corporation in good standing under the laws of its state of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Seller had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables and Related Assets. The Originators and Heatcraft Technologies own directly all the issued and outstanding capital stock of the Seller.”

        (k) Section 6.1(m) of the Agreement is hereby amended by inserting the words “or Interim Information Package” after the words “Information Package” where they appear in the first line therein.

        (l) Section 6.1(o) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(o) Lockbox Accounts. The names and addresses of all the Lockbox Banks, together with the account numbers of the accounts of the Originators or the Seller at such Lockbox Banks, are specified in Schedule 6.1(o) (or have been notified to and approved by the Administrative Agent, on the Purchaser’s behalf, in accordance with Section 7.3(d)). The Seller has not granted to any Person, other than the Administrative Agent, dominion and control of any lockbox or

Lockbox Account or the right to take dominion and control of any such lockbox or Lockbox Account at a future time.”

        (m) The following Section 7.1(j) is hereby added to the Agreement to read as follows:

“(j) Additional Audit. Each of the Seller and the Master Servicer will, and will cause each of its respective Affiliates to, within sixty (60) days after receipt of notification from the Administrative Agent, resolve, to the satisfaction of the Administrative Agent (in its reasonable discretion), any issues which are identified by the Administrative Agent in the audit of the Master Servicer and the Seller. Such audit shall be completed by certified public accountants or other auditors acceptable to the Administrative Agent at the expense of such Seller Party within thirty (30) days from June 17, 2002, it being understood that any subsequent audits that may occur as a result of such issues shall also be at the expense of such Seller Party.”

        (n) Section 7.3(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Change in Payment Instructions to Obligors. No Seller Party will add or terminate any bank as a Lockbox Bank from those listed in Schedule 6.1(o) or, after Lockbox Accounts have been delivered pursuant to Section 7.1(i), make any change in its instructions to Obligors regarding payments to be made to the Seller or Master Servicer or payments to be made to any Lockbox Bank (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Lockbox Bank).”

        (o) Section 7.3(j) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(j) Change of Name; Jurisdiction of Organization, Offices and Records. No Seller Party shall change (i) its name as it appears in official filings in the jurisdiction of its organization, (ii) its status as a “registered organization” (within the meaning of Article 9 of any applicable enactment of the UCC), (iii) its organizational identification number, if any, issued by its jurisdiction of organization, or (iv) its jurisdiction of organization unless it shall have: (A) given the Administrative Agent at least forty-five (45) days’ prior written notice thereof, (B) at least ten (10) days prior to such change, delivered to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation and (C) caused an opinion of counsel acceptable to the Administrative Agent to be delivered to the Administrative Agent that Administrative Agent’s security interest is perfected and of first priority, such opinion to be in form and substance acceptable to the Administrative Agent in its sole discretion.”

        (p) Section 8.2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Allocation of Collections; Segregation. The Master Servicer shall identify for the account of the Seller and Purchaser their respective allocable shares of the Collections of Pool Receivables in accordance with Section 1.3 but shall not be required (unless otherwise requested by the Administrative Agent, on the Purchaser’s behalf) to segregate the funds constituting such portions of such Collections prior to the remittance thereof in accordance with said Section. If instructed by the Administrative Agent, on the Purchaser’s behalf, the Master Servicer shall segregate and deposit into the Collection Account, the Purchaser’s share of Collections of Pool Receivables, on the second Business Day following receipt by the Master Servicer of such Collections in immediately available funds.”

        (q) Section 8.4(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

(a) any failure by the Master Servicer to make any payment, transfer or deposit or to give instructions or notice to the Administrative Agent as required by this Agreement including, without limitation, delivery of any Information Package or Interim Information Package or any failure to make any payment or deposit required to be made in order to reduce the Asset Interest to the Allocation Limit and, (i) in the case of failure to deliver an Information Package or Interim Information Package, as the case may be, such failure shall remain unremedied for two (2) Business Days after the earliest to occur of (A) written notice thereof shall have been given by the Administrative Agent to the Master Servicer or (B) the Master Servicer shall have otherwise become aware of such failure and (ii) except with respect to any payment or deposit required to be made in order to reduce the Asset Interest to the Allocation Limit which shall be made when due, in the case of failure to make any other payment or deposit to be made by the Master Servicer such failure shall remain unremedied for three (3) Business Days after the due date thereof;

        (r) Section 8.5(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

(b) Notice to Lockbox Banks. At any time, the Administrative Agent is hereby authorized to give notice to the Lockbox Banks, as provided in the Lockbox Agreements, of the transfer to the Administrative Agent of dominion and control over the lockboxes and related accounts to which the Obligors of Pool Receivables make payments. The Seller and the Master Servicer hereby transfer to the Administrative Agent, effective when the Administrative Agent shall give notice to the Lockbox Banks as provided in the Lockbox Agreements, the exclusive dominion and control over such lockboxes and accounts, and shall take any further action that the Administrative Agent may reasonably request to effect such transfer.

        (s) Section 10.1(b) is hereby amended by inserting the words “, Interim Information Package” after the words “Information Package” where they appear in the third line therein.

        (t) Section 10.1(g) of the Agreement is hereby amended and restated in its entirety to read as follows:

(g) The rolling 3 month average Dilution Ratio at any Cut-Off Date exceeds 10.00%; or

        (u) Section 10.1(j) is hereby amended and restated in its entirety to read as follows:

“(j) On any Settlement Date, after giving effect to the payments made under Section 3.1(c), (i) the Asset Interest exceeds 100% or (ii) the Invested Amount exceeds the Purchase Limit; and, in the case of any failure to make a timely payment or deposit with respect thereto solely by reason of any mechanical delay in or malfunction of the Fedwire system or due to an error on the part of the initiating or receiving bank, such failure shall continue for more than one (1) Business Day; or”

        (v) The following Section 10.1(t) is hereby added to the Agreement to read as follows:

(t) An Event of Default (as defined in the Credit Agreement) shall have occurred; or

        (w) The following Section 10.1(u) is hereby added to the Agreement to read as follows:

(u) (i) The Seller or the Master Servicer shall not permit, or cause each of its respective Affiliates to permit, certified public accounts or other auditors acceptable to the Administrative Agent to conduct an audit in accordance with Section 7.1(j) or (ii) the Seller or the Master Servicer shall fail, or shall fail to cause each of its respective Affiliates to, within sixty (60) days after receipt of notification from the Administrative Agent, resolve, to the satisfaction of the Administrative Agent (in its reasonable discretion), any issues which are identified by the Administrative Agent in the audit of the Master Servicer and the Seller conducted pursuant to Section 7.1(j).

        (x) Section 13.1(a)(ii) is hereby amended by inserting the words “, Interim Information Package” after the words “Information Package” where they appear in the second and third lines therein.

        (y) Section 13.2 is hereby amended by inserting the words “, Interim Information Package” after the words “Information Package” where they appear in the seventh line therein.

        (z) Section 14.5 is amended by adding the following paragraph (c) to the end thereto:

“(d) all losses, costs and expenses incurred by Blue Ridge or the Administrative Agent in connection with or as a result of any failure to make a timely payment or deposit, including, without limitation, by reason of any mechanical delay in or malfunction of the Fedwire system or due to an error on the part of the initiating or receiving bank.”

        (aa) The definition of Credit Agreement is hereby amended and restated in its entirety to read as follows:

Credit Agreement: That certain Revolving Credit Facility Agreement dated as of July 29, 1999 (as amended by the First Amendment to the Revolving Credit Facility Agreement dated as of August 6, 1999, the Second Amendment to the Revolving Credit Facility Agreement dated as of January 25, 2000 and the Third Amendment to the Revolving Credit Facility Agreement dated as of January 22, 2001), as such agreement may be amended, restated, substituted or replaced from time to time.

        (bb) Clause (a) of the definition of “Funding Termination Date” in Appendix A to the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) June 16, 2003, or such later date as may, from time to time, be agreed to in writing by the Administrative Agent;"

        (cc) The definition of Required Reserve Factor Floor in Appendix A to the Agreement is hereby amended and restated in its entirety to read as follows:

Required Reserve Factor Floor: The sum of (i) 8.0% and (ii) the product of the Adjusted Dilution Ratio times the Dilution Horizon Ratio.

        (dd) The following definitions are added to the Agreement in alphabetical order thereto:

Interim Cut-Off Date: Such date as may be specified by the Administrative Agent in any request to provide an Interim Information Package pursuant to Section 1.4(c).

Interim Information Package: As defined in Section 1.4(c).

Interim Reporting Date: As defined in Section 1.4(c).

Interim Reporting Period: Such period as may be specified by the Administrative Agent in any request to provide an Interim Information Package pursuant to Section 1.4(c)

Interim Settlement Date: One Business Day following each Interim Reporting Date.

        Section 1.2 Certification. Each Seller Party herby certifies that:

        (a) Each of the representations and warranties made by it in Article VI of the Agreement, as amended hereby, are true and correct as of the Effective Date of this Amendment; and

        (b) No Liquidation Event or Unmatured Liquidation Event, has occurred and is continuing as of the Effective Date of this Amendment.

        Section 1.3 Effective Date. This Amendment shall become effective as of the date first above written (the “Effective Date”) on the date on which the Administrator shall have received each of the following:

        (a) a copy of this Amendment duly executed by each of the parties hereto;

(b) a copy of the Amended and Restated Fee Letter dated as of June 17, 2002 duly executed by the Seller, the Master Servicer, Lennox International and Armstrong;

(c) a copy of the First Amendment to the Purchase and Sale Agreement, dated as of June 17, 2002 duly executed by the Seller, the Originators and the Administrative Agent;

(d) the financial statements of the Seller, consisting of at least a balance sheet of the Seller for December 31, 2001 and December 31, 2002 and, in each case, statements of earnings, cash flows and shareholders’ equity, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, together with a Certificate of Financial Officer in the form of Exhibit B to the Agreement executed by the chief financial officer, chief accounting officer or treasurer of the Seller;

(e) satisfactory evidence that all obligors of receivables that do not constitute Pool Receivables (including, without limitation, those currently making payments to the Bank One lockbox number 22325) have been instructed to send payments to a lockbox or lockbox account that does not receive Collections on Pool Receivables;

(f) all amounts due under the Fee Letter on or prior to the Effective Date, including, without limitation, the Amendment Fee (as defined therein) and all legal fees, audit and out-of-pocket expenses incurred in connection with the execution of this Amendment; and

(g) such other agreements, instruments, certificates, opinions and other documents as the Administrative Agent may reasonably request.

         Section 1.4 Reference to and Effect on the Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby.

        Section 1.5 Effect. Except as otherwise amended by this Amendment, the Agreement shall continue in full force and effect and is hereby ratified and confirmed.

         Section 1.6 Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York.

         Section 1.7 Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

         Section 1.8 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LPAC CORP.

By:____________________________
Name:
Title:

LENNOX INDUSTRIES INC.

By:____________________________
Name:
Title:

HEATCRAFT INC.

By:____________________________
Name:
Title:

ARMSTRONG AIR CONDITIONING INC.

By:____________________________
Name:
Title: